                                                                    EXHIBIT 4.17

                     SUBSIDIARY TRADEMARK SECURITY AGREEMENT

     TRADEMARK SECURITY AGREEMENT, dated as of November 30, 2001, made by the corporation signatory hereto (the "Grantor") in favor of Wilmington Trust Company, as collateral agent (in such capacity and as further defined below, the "Note Collateral Agent") for holders of the Note Obligations (as hereinafter defined).

                              W I T N E S S E T H :
                              - - - - - - - - - -





     WHEREAS, the Grantor has guaranteed (the "Indenture Guarantee") the obligations of Revlon Consumer Products Corporation (the "Company") under the Indenture, dated as of November 26, 2001 among the Company, the guarantors identified on the signature pages thereto and Wilmington Trust Company, as trustee (in such capacity, the "Trustee"), providing for the issuance of 12% Senior Secured Notes Due 2005 of the Company;

     WHEREAS, the Grantor is a party to a Subsidiaries Guarantee (the "Bank Guarantee") referred to in the Second Amended and Restated Credit Agreement, entered into by the Company on the date hereof;

     WHEREAS, (i) to secure the Pledgor's guarantee of the Bank Obligations (as defined below) pursuant to the Bank Guarantee, the Pledgor has granted to the Administrative Agent (as defined below), for the benefit of the holders of the Bank Obligations, a first priority security interest in the Collateral (as defined below) (the "First Pledge Lien") and (ii) to secure the Pledgor's guarantee of the Note Obligations pursuant to the Indenture Guarantee, the Pledgor now intends hereby to grant to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, a second priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Collateral Agency Agreement referred to herein); and

     WHEREAS, the Grantor has executed and delivered a Security Agreement, dated as of the date hereof, in favor of the Note Collateral Agent, for the benefit of the holders of the Note Obligations (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Security Agreement").

     NOW, THEREFORE, the Grantor agrees for the benefit of the holders of the Note Obligations as follows:

     1. Defined Terms.
        -------------

     (a) Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Subsidiary Security Agreement.

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     (b) Other Definitional Provisions. (i) The words "hereof," "herein" and
"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations, the Grantor hereby grants to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Trademark Collateral"):

          (a) all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto and made a part hereof, and including without limitation (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all rights corresponding thereto throughout the United States and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (the "Trademarks"); provided that, for purposes hereof, the term "Trademarks" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof;

          (b) all license agreements with any other Person in connection with any of the Trademarks of the Grantor, or such other Person*s trademarks, whether the Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on
     Schedule 3 to the Subsidiary Security Agreement, subject, in each case, to the terms of such license agreements, including, without limitation, terms requiring consent to the grant of a security interest (the "Trademark Licenses"); provided that, for purposes hereof, the term "Trademark Licenses" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof; and

          (c) to the extent not otherwise included, all Proceeds (including, to the extent not otherwise included therein, cash) and products of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the Trademark Collateral described herein shall constitute collateral security only for those Guarantee Obligations with respect to which the Proceeds of such Trademark Collateral are applied pursuant to Section 4.2(b) (or, if applicable 4.8) and 4.2(e) of the Collateral Agency Agreement and the Lien and security interest provided hereby shall encumber the Trademark Collateral only to the extent of such Guarantee Obligations.

     3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the security interest of the Note Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, under the Subsidiary Security Agreement. The Subsidiary Security Agreement (and all rights and remedies of the Note Collateral Agent and the holders of the Note Obligations thereunder) shall remain in full force and effect in accordance with its terms.

     4. Release of Collateral and Termination. The Note Collateral Agent shall release the Trademark Collateral from the Lien created hereby, and this Agreement and all obligations of the Note Collateral Agent and the Grantor hereunder shall terminate, in accordance with the provisions of Sections 8 and
10.6 of the Collateral Agency Agreement.

     5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Note Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Subsidiary Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

     6. Note Obligation Document, etc. This Agreement is a Note Obligation Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Indenture.

     7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                           CHARLES OF THE RITZ GROUP LTD.


                           By: /s/ Michael T. Sheehan
                               ----------------------------------
                               Title: Assistant Secretary


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

SCHEDULE I
----------

     A. Trademark Registrations

     AKIMBO

Reg. No.: 411,257           Registered: 01/09/1945         Renewed: 01/09/1985
Serial No.: 71-472446       Filed: 07/21/1944              Published: 10/31/1944


     CHARLES OF THE RITZ (Stylized)

Reg. No.: 419,641           Registered: 02/26/1946         Renewed: 02/26/1986
Serial No.: 71-485756       Filed: 07/13/1945              Published: 12/04/1945


     CHARLES OF THE RITZ (Stylized)

Reg. No.: 420,719           Registered: 04/30/1946         Renewed: 04/30/1986
Serial No.: 71-485757       Filed: 07/13/1945              Published: 02/12/1946


     CR (Stylized)

Reg. No.: 590,893           Registered: 06/08/1954         Renewed: 06/08/1994
Serial No.: 71-652601       Filed: 09/01/1953              Published: 03/16/1954


     REVENESCENCE

Reg. No.: 632,844           Registered: 08/14/1956         Renewed: 08/14/1996
Serial No.: 71-694475       Filed: 09/12/1955              Published: 05/29/1956


     RITZ (Block Form)

Reg. No.: 634,468           Registered: 09/11/1956         Renewed:  09/11/1996
Serial No.: 71-696120       Filed: 10/10/1955              Published: 06/26/1956


     MIDNIGHT

Reg. No.: 748,177           Registered: 04/16/1963         Renewed: 04/16/1983
Serial No.: 72-129374       Filed: 10/06/1961              Published: 01/29/1963


     VEILESSCENCE

Reg. No.: 761,471           Registered: 12/10/1963         Renewed: 12/10/1983
Serial No.: 72-141251       Filed: 04/02/1962              Published: 05/14/1963


     RAFFIA

Reg. No.: 757,493           Registered: 09/24/1963         Renewed: 09/24/1983
Serial No.: 72-153287       Filed: 09/17/1962              Published: 07/09/1963


     MIDNIGHT

Reg. No.: 813,618           Registered: 08/23/1966         Renewed: 08/23/1986
Serial No.: 72-232003       Filed: 11/02/1965              Published: 06/07/1966


     REVENESCENCE

Reg. No.: 1,232,432         Registered: 03/29/1983
Serial No.: 73-282611       Filed: 10/20/1980              Published: 01/04/1983


     RITZ AGE ZONE CONTROLLER and DESIGN

Reg. No.: 1,441,696         Registered: 06/09/87
Serial No.: 73-578028       Filed: 01/16/1986              Published: 12/02/86


     CHARLES OF THE RITZ

Reg. No.: 1,752,133         Registered: 02/16/1993         ss.8 & 15
Serial No.: 74-229204       Filed: 12/11/1991              Published: 11/24/1992


     TIMELESS DIFFERENCE

Reg. No.:  2003328          Registered:  09/24/1996
Serial No.: 74-327861       Filed: 11/02/1992              Published: 03/23/1993


     LINE REFINE

Reg. No.: 1,859,295         Registered: 10/18/1994
Serial No.: 74-439006       Filed: 09/22/1993              Published: 10/18/1994

     PERFECT FINISH

Reg. No.: 1,994,391         Registered:  08/20/1996
Serial No.: 74-528488       Filed: 05/23/1994


     COMPLETE COVER

Reg. No.:  1,998,617        Registered:  09/03/1996
Serial No.: 74-528496       Filed: 05/23/1994


     FACE FINISHER

Reg. No.:  1,986,210        Registered:  07/09/1996
Serial No.: 74-561705       Filed: 08/16/1994


     FIRMESSENCE 770

Reg. No.:  1,959,951        Registered:  03/05/96
Serial No.: 74-604270       Filed: 11/7/1994


     BIOCHANGE REPLACEMENT THERAPY

Reg. No.:  1,987,688        Registered:  07/16/1996
Serial No. 74-624730        Filed: 01/23/1995             Published:  10/10/1995


     MOISTUREFUL

Reg. No.  2,007,218         Registered: 10/08/1996
Serial No. 74-666173        Filed: 04/24/1995


     BIOCHANGE CLEANSER

Reg. No. 2,027,811          Registered: 12/31/1996        First Use: 10/23/1995
Serial No. 74-665614        Filed: 04/12/1995             Published: 04/09/1996


     MOIST ENVIVRONMENT NIGHT TREATMENT

Reg. No. 2033662            Registered: 01/28/1997        First Use: 02/1986

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

Serial No. 75-034139        Filed: 12/18/95               Published: 11/05/1996


     FEATHER TOUCH CLEANSER

Reg. No. 2037036            Registered: 02/11/1997        First Use: 02/1991
Serial No. 75-065707        Filed: 02/29/96               Published: 11/19/1996


     ANY AGE

Reg. No.: 2,056,263         Registered: 04/22/1997
Serial No.: 74-729979       Filed: 09/15/1995


     MOISTUREFUL LINE DEFYING MAKEUP

Reg. No. 2,092,205          Registered: 08/26/1997        First Use: 10/28/1996
Serial No. 75-082293        Filed:  04/01/1996            Published:  12/17/1996


     CHARLES OF THE RITZ ORIGINAL

Reg. No.: 2,135,809         Registered: 02/10/1998         First Use: 10/18/1995
Serial No. 75-246483        Filed: 02/24/1997              Published: 11/18/1997


     RITZ CLASSIC

Reg. No.: 2,135,810         Registered: 02/10/1998         First Use: 10/17/1995
Serial No. 75-246484        Filed: 02/24/1997              Published: 11/18/1997


     B. Trademark Applications

        None

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